Exhibit 10(hh)

RESTRICTED STOCK UNITS AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of January 6, 2008 (the “Grant Date”), between Energy Future Holdings Corp., a Texas corporation (hereinafter referred to as the “Company”), and John Young, an employee of the Company, hereinafter referred to as the “Grantee.” Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or the Management Stockholder’s Agreement (each as defined below).

WHEREAS, pursuant to the Employment Agreement entered into between Grantee and the Company of even date herewith (“Employment Agreement”), the Company desires to grant the Grantee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Units Award”), the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement), and a Management Stockholder’s Agreement entered into by and between the Company and the Grantee as of the date hereof (the “Management Stockholder’s Agreement”).

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Restricted Stock Unit Award provided for herein to the Grantee as an incentive for increased efforts during his or her employment with the Company or an Affiliate of the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Unit Award.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan, the Management Stockholder’s Agreement, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee 600,000 Restricted Stock Units. A “Restricted Stock Unit” represents the right to receive one share of Common Stock. The Restricted Stock Units shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Vesting. All Restricted Stock Units shall be vested and nonforfeitable as to 100% of such shares upon the Grant Date; provided, however, in the event the Grantee voluntarily terminates his employment with the Company without Good Reason (and not due to his Disability) prior to the second anniversary of the Grant Date, the Grantee shall forfeit all of the Restricted Stock Units.

3. Entitlement to Receive Common Stock. Unless otherwise set forth herein or in the Management Stockholder’s Agreement, the Grantee shall be entitled to receive one share of Common Stock for each Restricted Stock Unit that the Grantee holds (and has not forfeited) (such date of delivery, the “Maturity Date”), and delivery of Common Stock hereunder shall be made on the second anniversary of the Grant Date.

4. Rights as a Stockholder. The Grantee shall not have any rights of a common stockholder of the Company unless and until the Grantee becomes entitled to receive the shares of Common Stock pursuant to Section 3 above; provided, the Grantee shall be entitled to receipt of all dividends paid on shares of Common Stock in respect of the Restricted Stock Units, which dividends shall be paid to the Grantee in cash (or Common Stock or such other property as is paid as a dividend to other holders of Common Stock) as and when dividends are paid to other holders of Common Stock. As soon as practicable following the date that the Grantee becomes entitled to receive the shares of Common Stock pursuant to Section 3, the Company shall register the Grantee’s ownership of the Common Stock in the Company’s stock ledger.

5. Legend on Certificates. The ledger entries for the Common Stock, and any certificates representing the Common Stock, delivered to the Grantee as contemplated by Section 3 above shall bear the legend set forth in Section 2 of the Management Stockholder’s Agreement (which legend shall also be revised to make reference to this Agreement) and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Common Stock is listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Restricted Stock Units shall not be subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any such awards to be so subjected shall not be recognized. The shares of Common Stock acquired by the Grantee pursuant to Section 3 of this Agreement may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of the Management Stockholder’s Agreement.

7. Grantee’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company or any of its Subsidiaries and the Grantee, other than the applicable provisions of any employment agreement entered into by and between the Grantee and the Company or any of its Subsidiaries, as applicable, (i) obligates the Company or any Subsidiary to employ the Grantee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Grantee at any time or for any reason whatsoever, with or without cause, and the Grantee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Grantee concerning the Grantee’s employment or continued employment by the Company or any affiliate thereof.

8. Change in Capitalization. If the Company shall be reorganized, or consolidated or merged with another corporation after the Grant Date specified above but prior to the Maturity Date, the number and kind of shares of Common Stock which may be issued with respect to the Restricted Stock Units may or may not be adjusted so as to reflect such change, all as determined by the Committee in its sole discretion.

9. Withholding. It shall be a condition of the obligation of the Company upon delivery of Common Stock to the Grantee pursuant to Section 3 above that the Grantee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Common Stock otherwise deliverable to the Grantee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Grantee), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, the Grantee shall, at his election, be permitted to elect to use Common Stock otherwise deliverable to the Grantee hereunder, having an equivalent Fair Market Value to the payment that would otherwise be made by Grantee to the Company pursuant to the foregoing provisions of this Section 9, to satisfy any such obligations. For such purpose “Fair Market Value” shall have the meaning of such term as defined in the Management Stockholder’s Agreement between the Grantee and the Company. The Grantee is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock Units made hereunder.

10. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Grantee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Unit Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Grantee for damages relating to any delays in issuing the share certificates to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

11. Securities Laws. Upon the delivery of any Common Stock, the Company may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement, consistent with the terms of the Management Stockholder’s Agreement. The delivery of the Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Corporate Secretary, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

13. Governing Law. The laws of the State of Texas shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

14. Restricted Stock Unit Award Subject to Plan and Other Management Equity Agreements. The Restricted Stock Unit Award shall be subject to all terms and provisions of the Plan, the Management Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Common Stock. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control; provided, however, for purposes of Section 3.1(c) of the Plan, all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons unless such action, interpretation or determination by the Company was not reasonable, not made in good faith or inconsistent with substantially similar actions taken in similar situations for other Grantees generally. In the event of any conflict between this Agreement or the Plan on the one hand and the Management Stockholder’s Agreement and/or the Sale Participation Agreement on the other hand, the terms of the Management Stockholder’s Agreement and/or the Sale Participation Agreement shall control.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Riz Chand

GRANTEE

By:	/s/ John F. Young